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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 17, 2000


                                  Casmyn Corp.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Colorado               0-14136              84-0987840
   ---------------         ------------        ----------------
  (State or other         (Commission         (I.R.S. Employer
   jurisdiction of         File Number)        Identification
   incorporation)                                  Number)


   28720 Canwood Street, Suite 207, Agoura Hills, California      91301
   --------------------------------------------------------------------
      (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code:  (818) 879-6501


                                 Not applicable
          -------------------------------------------------------------
         (Former name or former address, if changed since last report.)




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ITEM 5.  OTHER EVENTS

         On December 7, 1999, Casmyn Corp., a Colorado corporation (the "Company"), filed for protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Central District of California, San Fernando Valley Division (the "Bankruptcy Court"). The Company operated as debtor-in-possession through March 31, 2000, at which time the Bankruptcy Court confirmed the Debtor's Second Amended Chapter 11 Plan of Reorganization (the "Plan"). The effective date for the Plan was April 11, 2000.

         The Company's gold mining operations in Zimbabwe are owned by separate 100%-owned subsidiaries of the Company and were not a part of the bankruptcy proceedings.

         On April 17, 2000, the Company filed Interim Statement No. 4 and Operating Report No. 4, respectively, for the period from March 1, 2000 through March 31, 2000, with the Office of the United States Trustee for the Central District of California. Copies of Interim Statement No. 4 and Operating Report No. 4, excluding attachments and supporting schedules, are attached hereto as Exhibits 99.1 and 99.2, respectively. The financial information included in these documents was prepared without audit and on an unconsolidated basis solely for the purpose of filing with the Office of the United States Trustee, and does not purport to represent a complete set of financial statements prepared in accordance with generally accepted accounting principles.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS

    (c)    Exhibits:

Exhibit
Number      Description
------      -----------

99.1 Casmyn Corp. Interim Statement No. 4 for the period from March 1, 2000 through March 31, 2000

99.2 Casmyn Corp. Operating Report No. 4 for the period from March 1, 2000 through March 31, 2000



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   Casmyn Corp.
                                             ------------------------
                                                   (Registrant)



Date:  April 21, 2000                    By: /s/ ROBERT N. WEINGARTEN
                                             -------------------------
                                              Robert N. Weingarten
                                              Chief Financial Officer




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